EX-99.e.1.ii

Delaware Distributors, L.P.
2005 Market Street
Philadelphia, PA 19103

December 28, 2011

Delaware Group Tax-Free Fund
2005 Market Street
Philadelphia, PA 19103

Re:	Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the “Agreement”), intending to be legally bound hereby, Delaware Distributors, L.P. (the “Distributor”) agrees that in order to improve the performance of the Delaware Tax-Free USA Intermediate Fund (the “Fund”), a series of Delaware Group Tax-Free Fund, the Distributor shall waive a portion of the Rule 12b-1 (distribution) fees applicable to Class A shares, so that the Fund’s Rule 12b-1 (distribution) fees with respect to such class will not exceed 0.15% for the period December 29, 2011 through December 28, 2012.

     The Distributor acknowledges that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

Delaware Distributors, L.P.

By:	/s/J. Scott Coleman

Name: J. Scott Coleman
Title: President

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Tax-Free Fund

By:	/s/Patrick P. Coyne

Name: Patrick P. Coyne
Title: President
Date: December 28, 2011